Exhibit 99.1

     Enterasys Networks Reports Third Quarter Fiscal 2004 Results

    ANDOVER, Mass.--(BUSINESS WIRE)--Oct. 28, 2004--

    New products grow to approximately 60% of product revenue; new customer sales increase to 15% of total revenue; global partner revenue rises 19% from prior quarter

    Enterasys Networks Inc. (NYSE: ETS), the Secure Networks Company(TM), today announced financial results for its third fiscal quarter ended October 2, 2004 in line with the Company's revised expectations.
    Net revenue for the quarter was $87.4 million, compared with net revenue of $91.7 million for the second quarter of 2004. Net loss narrowed to $5.8 million, or $0.03 per share, compared with a net loss of $19.3 million, or $0.09 per share for the second quarter of 2004.
    The Company's overall gross margin for the third quarter rose to
53.4 percent from 51.3 percent in the second quarter.
    Enterasys ended the third quarter of 2004 with $159.5 million in cash and marketable securities, including $12.4 million of restricted cash.

    Comments on the Quarter

    "This continues to be a challenging market, but the work we've done in repositioning the Company around Secure Networks has met with positive customer response and acceptance," said William K. O'Brien, Chief Executive Officer of Enterasys. "Additionally, in Q3, we improved our gross margins, achieved the planned $7 million in cost savings a quarter ahead of schedule, and substantially reduced our cash burn from operations. In light of this progress, we remain confident that Secure Networks will drive us forward and produce results on the top and bottom lines."
    Mark Aslett, President and Chief Operating Officer of Enterasys stated, "As Secure Networks continued to gain mindshare during the third quarter, new products grew to approximately 60 percent of product revenue, up from approximately 50 percent in Q2; new customer sales increased to 15 percent of total revenue, up from 14 percent in Q2; and global partner revenue rose 19 percent.
    "We continue to take action to drive top-line growth by executing on our Secure Networks product roadmaps," said Aslett. "The Matrix X-Series, our next-generation core router, is now in beta testing and remains on track for release in the first quarter of 2005. We are also intensifying our efforts to drive incremental revenue with our global partners, generate run-rate business through our indirect channel, and focus our resources where we see the greatest opportunity for profitable growth."

    Outlook

    Aslett concluded, "As a result of these initiatives, we expect to see further improvement in new product sales, new customer growth and contributions from our global partners. We're seeing encouraging trends in the pipeline, but at this point it's difficult to accurately predict when this will translate into revenue. For this reason, we are refraining from providing any specific fourth-quarter revenue guidance. We understand the challenges Enterasys faces and we have every expectation of continuing our progress and accelerating our growth in 2005."

    Conference Call

    Enterasys Networks will host a conference call today at 5:00 p.m. EDT to discuss its results and strategy. The live call is accessible from the investor relations section of Enterasys' website at http://www.enterasys.com/corporate/ir/. The call also will be available for replay beginning at 7:00 p.m. EDT today and ending November 11, 2004. To access the replay, dial 888-286-8010 and enter pass code 73193736 or visit the investor relations section of Enterasys' website located at http://www.enterasys.com/corporate/ir/.

    About Enterasys Networks

    Enterasys Networks is the Secure Networks Company, providing enterprise customers with innovative network infrastructure products, services and solutions that deliver the security, productivity and adaptability benefits required by Global 2000 organizations. For more information on Enterasys Secure Networks and the company's products, including multilayer switches, core routers, WAN routers, wireless LANs, network management, and intrusion defense systems, visit www.enterasys.com.

    This news release contains forward-looking statements regarding future events, activities and financial performance, such as management's expectations regarding future revenue and cash flow; strategic relationships and market opportunities; product development; and other business strategies and objectives. These statements may be identified with such words as "we expect," "we believe," "we anticipate," or similar indications of future expectations. These statements are neither promises nor guarantees, and actual future financial performance, events and activities may differ materially. Readers are cautioned not to place undue reliance on these statements, which speak only as of the date hereof. We expressly disclaim any obligation to update such statements publicly to reflect changes in the expectations, assumptions, events or circumstances on which such statements may be based or that may affect the likelihood that actual results will differ materially.
    Some risks and uncertainties that may cause actual results to differ materially from these forward-looking statements include, but are not limited to: worldwide and regional economic uncertainty may continue to negatively affect our business and revenue; we have a history of losses in recent years and may not operate profitably in the future; our quarterly operating results may fluctuate, which could cause us to fail to meet quarterly operating targets and result in a decline in our stock price; we earn a substantial portion of our revenue for each quarter in the last month of each quarter, which reduces our ability to accurately forecast our quarterly results and increases the risk that we will be unable to achieve our goals and our financial condition could be harmed; we continue to introduce new products, and if our customers delay product purchases or choose alternative solutions, our revenue could decline, we may incur excess and obsolete inventory charges, and our financial condition could be harmed; there is intense competition in the market for enterprise network equipment, which could prevent us from increasing our revenue and achieving profitability; our competitors may have greater resources than we do, which could harm our competitive position and reduce our market share. We may be unable to effectively manage and increase the productivity of our indirect distribution channels, which may hinder our ability to grow our customer base and increase our revenue; we have experienced significant changes in senior management and our current management team has been together for only a limited time, which could harm our business and operations; a portion of the enterprises we sell to rely in whole or in part on public funding and often face significant budgetary pressure, and if these customers must delay, reduce or forego purchasing from us, our revenue could be harmed; we depend upon a limited number of contract manufacturers for substantially all of our manufacturing requirements, and the loss of any of our primary contract manufacturers would impair our ability to meet the demands of our customers; and those additional risks and uncertainties discussed in our most recent 10-Q filing with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended January 3, 2004.



ENTERASYS NETWORKS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)                                Three     Three     Three
                                           Months    Months    Months
                                           Ended     Ended     Ended
                                           Oct. 2,  July 3,  Sept. 27,
                                            2004     2004       2003
                                          -------- --------- ---------
Net revenue:
  Product                                 $65,058   $67,424   $70,792
  Services                                 22,352    24,310    27,625
                                          -------- --------- ---------
    Total revenue                          87,410    91,734    98,417
Cost of revenue:
  Product                                  32,832    34,879    40,329
  Services                                  7,864     9,768    15,052
                                          -------- --------- ---------
    Total cost of revenue                  40,696    44,647    55,381

      Gross margin                         46,714    47,087    43,036

Operating expenses:
  Research and development                 17,685    19,670    21,380
  Selling, general and administrative (a)  34,030    45,534    44,321
  Amortization of intangible assets           929       929     1,597
  Impairment of intangible assets               -         -         -
  Shareholder litigation expense (b)            -         -    15,900
  Restructuring and other charges           5,872     1,408     8,338
                                          -------- --------- ---------
    Total operating expenses               58,516    67,541    91,536
                                          -------- --------- ---------

       Loss from operations               (11,802)  (20,454)  (48,500)

Interest income, net                          626       800     1,000
Other income (expense), net                 2,980    (6,349)   (8,550)
                                          -------- --------- ---------
Loss before income taxes                   (8,196)  (26,003)  (56,050)
Income tax (benefit) expense               (2,389)   (6,744)        -
                                          -------- --------- ---------
    Net loss                               (5,807)  (19,259)  (56,050)

Accretive dividend and accretion of
 discount on preferred  shares                  -         -         -
                                          -------- --------- ---------
    Net loss available to common
     shareholders                         $(5,807) $(19,259) $(56,050)
                                          ======== ========= =========

Basic and diluted net loss available to
 common shareholders                       $(0.03)   $(0.09)   $(0.27)
                                          ======== ========= =========

Basic and diluted weighted average number
 of common
   shares outstanding                     217,840   217,497   205,428
                                          ======== ========= =========


(a) The quarter ended October 2, 2004 included a benefit of $4.7 million for expected proceeds of $3.5 million from an arbitration settlement regarding lease and loan guarantees and $1.2 million from a bad debt bankruptcy recovery.

(b) For the quarter ended September 27, 2003, the Company recorded a shareholder litigation charge of $15.9 million reflecting the $50.4 million settlement cost of the outstanding shareholder litigation in connection with the financial restatements for the 2001 fiscal and transition years net of cash proceeds of $34.5 million from certain of its insurers.


ENTERASYS NETWORKS, INC.
 CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)                                         Nine       Nine
                                                   Months     Months
                                                    Ended      Ended
                                                   Oct. 2,   Sept. 27,
                                                    2004       2003
                                                  --------- ----------
Net revenue:
  Product                                         $195,281   $225,226
  Services                                          71,057     86,023
                                                  --------- ----------
    Total revenue                                  266,338    311,249
Cost of revenue:
  Product                                          101,113    125,075
  Services                                          27,656     35,650
                                                  --------- ----------
    Total cost of revenue                          128,769    160,725

      Gross margin                                 137,569    150,524

Operating expenses:
  Research and development                          57,829     63,486
  Selling, general and administrative              122,006    133,766
  Amortization of intangible assets                  3,456      4,905
  Impairment of intangible assets                    8,734          -
  Shareholder litigation expense                         -     15,900
  Restructuring and other charges                   11,765     16,541
                                                  --------- ----------
    Total operating expenses                       203,790    234,598
                                                  --------- ----------

       Loss from operations                        (66,221)   (84,074)

Interest income, net                                 2,276      4,170
Other income (expense), net                         (6,236)   (23,063)
                                                  --------- ----------
Loss before income taxes                           (70,181)  (102,967)
Income tax (benefit) expense                        (9,416)       749
                                                  --------- ----------
    Net loss                                       (60,765)  (103,716)

Accretive dividend and accretion of discount on
 preferred  shares                                       -     (2,192)
                                                  --------- ----------
    Net loss available to common shareholders     $(60,765) $(105,908)
                                                  ========= ==========

Basic and diluted net loss available to common
 shareholders                                       $(0.28)    $(0.52)
                                                  ========= ==========

Basic and diluted weighted average number of
 common
   shares outstanding                              217,463    203,657
                                                  ========= ==========



ENTERASYS NETWORKS, INC
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
                                                    Oct. 2,   Jan. 3,
                                                     2004      2004
                                                   --------- ---------
                      ASSETS
                                                                (a)
Current assets:
  Cash and cash equivalents                         $69,775  $136,801
  Marketable securities                              38,955    29,851
  Accounts receivable, net                           30,126    37,541
  Inventories, net                                   29,076    29,049
  Income tax receivable                               1,768       595
  Prepaid expenses and other current assets          27,475    18,497
                                                   --------- ---------
    Total current assets                            197,175   252,334

Restricted cash, cash equivalents and marketable
 securities                                          12,416    18,693
Long-term marketable securities                      38,322    35,803
Investments                                             987    11,417
Property, plant and equipment, net                   31,607    37,881
Goodwill                                             15,129    15,129
Intangible assets, net                                5,162    17,353
                                                   --------- ---------
    Total assets                                   $300,798  $388,610
                                                   ========= =========

       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                  $34,960   $39,738
  Accrued compensation and benefits                  20,950    26,832
  Other accrued expenses                             19,598    24,114
  Accrued legal and litigation costs                  8,017     8,338
  Accrued restructuring charges                       7,425     6,407
  Deferred revenue                                   35,674    41,187
  Customer advances and billings in excess of
   revenues                                           9,819     7,323
  Income taxes payable                               33,985    44,275
                                                   --------- ---------
    Total current liabilities                       170,428   198,214

  Deferred revenue-long term                          6,030     6,217
  Accrued restructuring charges-long term             4,020     4,118
                                                   --------- ---------
    Total liabilities                               180,478   208,549

Stockholders' equity                                120,320   180,061
                                                   --------- ---------
    Total liabilities and stockholders' equity     $300,798  $388,610
                                                   ========= =========

(a) The Balance Sheet at January 3, 2004 has been derived from the audited consolidated financial statements at that date, but does not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.



ENTERASYS NETWORKS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

                      Three    Three     Three     Nine      Nine
                      Months   Months    Months    Months    Months
                      Ended    Ended     Ended     Ended     Ended
                      Oct. 2,  July 3,   Sept. 27, Oct. 2,   Sept. 27,
                       2004     2004       2003     2004       2003
                     -------- --------- --------- --------- ----------
Cash flows from
 operating
 activities:
  Net loss           $(5,807) $(19,259) $(56,050) $(60,765) $(103,716)
  Adjustments to
   reconcile net
   loss to net cash
   used in operating
   activities:
    Depreciation and
     amortization      5,407     5,530     8,805    17,329     23,705
    Provision for
     recoveries on
     accounts
     receivable       (1,945)     (450)   (1,320)   (2,945)    (5,640)
    Provision for
     inventory
     write-downs       1,422     4,625     7,857    10,751     10,647
    (Gain) loss on
     minority
     investments        (154)    7,628     8,235     9,844     24,485
    Impairment of
     intangible
     assets                -         -         -     8,734          -
    Non-cash tax
     benefit          (2,167)   (7,746)        -    (9,913)         -
    Other, net        (2,589)     (522)     (113)   (2,745)       231
  Changes in
   operating assets
   and liabilities    (8,177)  (14,875)   13,329   (27,502)    27,650
                     -------- --------- --------- --------- ----------
      Net cash used
       in operating
       activities    (14,010)  (25,069)  (19,257)  (57,212)   (22,638)
                     -------- --------- --------- --------- ----------

Cash flows from
 investing activities:
    Capital expenditures
     and purchases
     of intangible
     assets           (1,972)   (2,691)   (4,979)   (8,104)   (13,210)
    Purchase and
     sales of
     marketable
     securities        6,585   (24,376)    5,471   (11,534)    72,405
    Other investing
     activities         (805)     (210)      660     6,947      2,388
                     -------- --------- --------- --------- ----------
      Net cash
       provided by
       (used in)
       investing
       activities      3,808   (27,277)    1,152   (12,691)    61,583
                     -------- --------- --------- --------- ----------

Cash flows from
 financing
 activities:
    Proceeds from
     notes
     receivable            -         -         -         -      4,950
    Proceeds from
     employee stock
     plans               540        83     7,325     3,502     10,748
    Net payments
     for redemption
     of Series D and E
     Preferred
     Stock                 -         -         -         -    (96,814)
                     -------- --------- --------- --------- ----------
      Net cash
       provided by
       (used in)
       financing
       activities        540        83     7,325     3,502    (81,116)
                     -------- --------- --------- --------- ----------

Effect of exchange
 rate changes on
 cash                   (246)      281       120      (625)       991
                     -------- --------- --------- --------- ----------

Net decrease in
 cash and cash
 equivalents          (9,908)  (51,982)  (10,660)  (67,026)   (41,180)
Cash and cash
 equivalents at
 beginning of
 period               79,683   131,665   105,673   136,801    136,193
                     -------- --------- --------- --------- ----------
Cash and cash
 equivalents at end
 of period           $69,775   $79,683   $95,013   $69,775    $95,013
                     ======== ========= ========= ========= ==========



ENTERASYS NETWORKS, INC.
REVENUE BY REGION
(In thousands)
(Unaudited)
                                  Three months ended
                  ---------------------------------------------------

                    Oct. 2, 2004     July 3, 2004    Sept. 27, 2003
                  ---------------------------------------------------

                  Revenue  Percent Revenue  Percent  Revenue  Percent
                  -------- ------- -------- ------- --------- -------

North America     $45,156    51.6% $45,193    49.3%  $48,094    48.9%
Europe, Middle
 East and Africa   31,174    35.7%  31,202    34.0%   32,535    33.0%
Asia Pacific        5,856     6.7%   8,731     9.5%   13,094    13.3%
Latin America       5,224     6.0%   6,608     7.2%    4,694     4.8%
                  -------- ------- -------- ------- --------- -------
      Total net
       revenue    $87,410   100.0% $91,734   100.0%  $98,417   100.0%
                  ======== ======= ======== ======= ========= =======


ENTERASYS NETWORKS, INC.
REVENUE BY REGION
(In thousands)
(Unaudited)
                                            Nine months ended
                                   -----------------------------------

                                     Oct. 2, 2004     Sept. 27, 2003
                                   -----------------------------------

                                    Revenue  Percent  Revenue  Percent
                                   --------- ------- --------- -------

North America                      $129,873    48.8% $154,417    49.6%
Europe, Middle East and Africa       94,296    35.4%   99,387    31.9%
Asia Pacific                         23,832     8.9%   38,578    12.4%
Latin America                        18,337     6.9%   18,867     6.1%
                                   --------- ------- --------- -------
      Total net revenue            $266,338   100.0% $311,249   100.0%
                                   ========= ======= ========= =======


    CONTACT: Financial Analysts:
             Enterasys Networks
             Kristen K. Sheppard, Esq.
             Investor-relations@enterasys.com
             or
             News Media:
             Enterasys Networks
             Kevin Flanagan, 978-684-1473
             kflanaga@enterasys.com